EXHIBIT 10.1


                              EMPLOYMENT AGREEMENT



     THIS AGREEMENT (the "Agreement"), is made and entered into as of December 14, 2001, between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company"), and ROBERT J. WALNER (the "Executive").

     1. POSITION AND DUTIES. The Executive shall have the title and position of Chief Administrative Officer, Chief Legal Officer, Executive Vice President and Corporate Secretary of the Company. The Executive shall have such duties and responsibilities commensurate with his titles and position as shall be assigned to him, from time to time, by the Chief Executive Officer of the Company (the "CEO"), and shall report to the Chief Executive Officer of the Company. Subject to the preceding sentence, Executive's supervisory responsibilities shall include, without limitation, responsibilities relating to legal matters and risk management. Executive shall be an Executive Officer of the Company during the Period of Contract Employment.

     2. LOCATION OF EMPLOYMENT. Executive's principal place of employment during the entire Period of Contract Employment shall be Northbrook, Illinois.

     3. PERIOD OF CONTRACT EMPLOYMENT. The term "Period of Contract Employment," as used in this Agreement, means the period beginning on the date set forth above and ending on the earlier of June 30, 2004 (the "Expiration Date") or, subject to the terms hereof, upon termination of the Executive's employment with the Company. Upon Executive's written request therefor, no sooner than 180 days and no later than 120 days prior to the Expiration Date, the Company will advise the Executive of the Company's preliminary intentions regarding renewal of Executive's employment (without any obligation regarding a renewal).

     4. ANNUAL BASE SALARY. Executive's base salary for the period July 1, 2001 through December 31, 2001 shall be $325,000. The Company agrees to pay the Executive a base salary (the "Base Salary") in the annual amount of $375,000 for the twelve month period commencing on January 1, 2002 and ending December 31, 2002, and $450,000 (annually) for the eighteen month period beginning on January 1, 2003 and ending June 30, 2004. The Base Salary shall be payable as current salary, in installments (not less frequently than monthly) subject to all applicable withholding and deductions, in accordance with the Company's customary payroll practices applicable to all employees in positions comparable to the Executive. Subject to the preceding sentences hereof, on January 2, 2002, Executive shall be paid a sum necessary to retroactively increase Executive's Base Salary as provided above to $325,000 effective as of July 1, 2001.

     5. BONUS COMPENSATION. During the Period of Contract Employment, the Executive shall receive annual cash bonus compensation ("Bonus Compensation") as follows:


   PERIOD                                                    BONUS COMPENSATION
   Guaranteed Bonus for period ending
   December 31, 2001                                              $120,000

Annually thereafter through the end of the         Target bonus of 50% of Base
Term                                               Salary; Maximum Bonus of 80%
                                                   of Base Salary

     Except for the Guaranteed Bonus, Bonus Compensation shall be based upon the performance of the Executive of goals to be established by the Chief Executive Officer of the Company, in consultation with the Executive, within three (3) months of the date of this Agreement. All Bonus Compensation shall be payable after December 31st of the year to which the Bonus Compensation is applicable in one lump sum, subject to all applicable withholding and deductions, in accordance with the Company's customary payroll and bonus payment practices. In the absolute discretion of the Company, Executive may be paid bonuses in excess of guaranteed sums or maximum targets. Notwithstanding the above, a pro-rata bonus, if any, for the six (6) month period ending June 30, 2004 shall be paid to Executive promptly after said date.


     6. STOCK OPTIONS. Pursuant to the Company's 1990 Amended and Restated Stock Option Plan (referred to throughout this Agreement as the "Plan"), subject to the approval of the Compensation Committee of the Board of Directors of the Company, and if required by the Plan, the Board of Directors of the Company (the "Board"), on the date of the next most practicable meeting of the Board, the Company shall grant the Executive a stock option (the "Option") to purchase an aggregate of fifty thousand (50,000) shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an exercise price, pursuant to the terms of the Plan, equal to the closing price of the Common Stock on The New York Stock Exchange on the trading day next preceding the date of grant (the "Exercise Price"). The terms of the Options shall be set forth in an agreement between the Company and the Executive, which shall reflect the terms hereof and the terms and conditions set forth in the Company's standard form of option agreement (the "Option Agreement"). The Options shall become exercisable: (i) twenty percent (20%) one year from the date of grant, (ii) an additional twenty percent (20%) two years from the date of grant, and (iii) the remaining sixty percent (60%) on the day preceding the last day of the Period of Contract Employment, and shall expire ten (10) years after the date of grant; provided, however, that in the event that the Executive's employment with the Company is terminated by the Company for any reason other than for "Cause", the Executive resigns for Good Reason or the Period of Contract Employment is not extended, the Executive shall have the right to exercise vested Options (i.e., Options which are exercisable as of the termination date) for a period of six (6) months after such termination date. Notwithstanding the foregoing, (i) in the event of a "Change of Control" as defined in the Plan, or (ii) if the Executive terminates his employment for "Good Reason" as defined herein, or (iii) if the Executive is terminated by the Company other than for "Cause" as defined herein, pursuant to Section 8(a) hereof, then, in any of such events, all unvested Options shall immediately vest and become exercisable and remain so for a period of six (6) months unless otherwise cancelled or assumed following a Change of Control as provided by the terms of the Plan. In addition, at the discretion of the Administrator (as defined in the Plan), the Executive may receive further grants of Options, subject to the terms of the Plan. Provided that Executive is still actively employed by the Company following the expiration of the Period of Contract Employment, Executive shall be entitled to the benefits of the second preceding sentence, which shall survive the expiration of the Period of Contract Employment, for so long as Executive shall be so actively employed, such that in the event that an event set forth in (i), (ii) or (iii) of the second preceding sentence shall occur following the expiration of the Period of Contract Employment but while Executive shall be actively employed by the Company, Executive shall nevertheless be entitled to the benefits thereof.


     7. BENEFITS. During the Period of Contract Employment, and in the event of a termination under Section 8(a) or 8(d) of this Agreement during the Severance Period (as defined below), as applicable, the Executive shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements, as well as perquisites for executive officers of the Company, generally made available by the Company to its employees having a title and position equivalent to Executive's, subject to or on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; PROVIDED, that such plans and arrangements are made available at the discretion of the Company and nothing in this Agreement establishes any right of the Executive to the availability or continuance of any such plan or arrangement. The Company shall reimburse the Executive for the reasonable attorneys fees expended in the negotiation of this Agreement not to exceed $5,000. Provided that Executive is insurable at commercially reasonable rates, during the Period of Contract Employment, the Company shall pay the cost of providing to executive $1,000,000 of term life insurance coverage naming the Executive's estate or designated beneficiary as the beneficiary thereof.


     8. TERMINATION. The following termination provisions and benefits are in lieu of the benefits available under the Company's Executive Change of Control Plan ("COC Plan"). Executive agrees that his termination provisions and benefits shall not be governed by such Plan:


          (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment under this Agreement without Cause at any time by giving written notice to the Executive. Such termination will become effective upon the date specified in such notice (the "Effective Date"), provided that such date is at least 30 days after the date of such notice. Upon any such termination, the Company will pay the Executive, within five days of the Effective Date of termination and subject to the Executive's execution and delivery of such documents of release as the Company may reasonably request: (i) all earned but unpaid Base Salary and vacation pay through the Effective Date, payable in a lump sum within five
     (5) days after the Effective Date; and (ii) all Base Salary payable in accordance with the Company's customary payroll practices, and the benefits set forth in Section 7 above for the period (the "Severance Period") of either twelve (12) months following the Effective Date or through the end of the Contract Period of Employment, whichever period is shorter (the "Severance Benefit").

          (b) TERMINATION BY THE COMPANY FOR CAUSE. The Company may immediately terminate the Executive's employment at any time for Cause by giving written notice to the Executive. Upon any such termination for Cause, the Executive shall have no right to compensation under Section 8(a)(ii), including, without limitation, and except as required by law, to participate in any employee benefit programs under Section 7 for any period subsequent to the date of termination. For purposes of this Section 8(b), "Cause" shall mean: (i) the Executive is convicted of or pleads guilty or nolo contendere to a felony;

     (ii) the Executive, in carrying out his duties hereunder, commits unlawful acts involving dishonesty (including, without limitation, misappropriation and embezzlement) or fraud or is guilty of gross negligence or willful misconduct; or (iii) the Executive refuses to comply with any reasonable lawful directive of the Board that is commensurate with the Executive's duties within 15 days after written notice has been given to the Executive by the Company.

          (c) DEATH OR DISABILITY. This Agreement and the obligations of the Company hereunder will, upon the Company's election in writing to the Executive within 30 (thirty) days thereafter, terminate upon the death or disability of the Executive. For purposes of this Section 8(c), "disability" shall mean that for a period of more than twelve (12) weeks in any twelve (12) month period the Executive is unable to perform the essential functions of his duties because of physical, mental or emotional incapacity resulting from injury, sickness or disease.

          (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment under this Agreement at any time for Good Reason by giving written notice to the Company. For purposes of this Section 8(d), "Good Reason" shall mean: (i) there is a Change of Control; (ii) the Executive's principal place of employment is moved to a location other than in the Chicago metropolitan area; (iii) the Executive suffers a reduction in title or is required to report to someone other than the Chief Executive Officer of the Company; (iv) a material breach of the Agreement by the Company that is not cured fifteen (15) days after written notice of the breach has been given to the Company by the Executive or (v) a material reduction in Executive's responsibilities or the assignment of duties not commensurate with Executive's positions and titles. In the event of such a termination, the Executive shall be entitled to the Severance Benefit set forth in Section 8(a) and benefits set forth in Section 7 during the Severance Period.

          (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may terminate his employment under this Agreement without Good Reason at any time by giving written notice to the Company. Such termination will become effective upon the date specified in such notice, provided that such date is at least 30 days after the date of delivery of the notice. Upon any such termination, the Company shall be relieved of all of its obligations under this Agreement, except for payment of salary and the provision of benefits through the effective date of termination.

     9. NO SOLICITATION. The Executive hereby covenants and agrees that during the Period of Contract Employment and for one (1) year following the expiration or termination of employment with the Company, he will not, for himself or any third party, directly or indirectly: (i) divert or attempt to divert from the Company any business of any kind in which the Company is engaged, or (ii) employ or solicit for employment any person employed by the Company during the period of such person's employment.

     10. COMPETING BUSINESS. The Executive hereby covenants and agrees that, during the Period of Contract Employment: (i) the Executive will not have any investment in a Competing Business (as defined in this Section) other than an investment in a mutual fund or other similar entity, or an equity interest of less than five percent (5%) of any company whose securities are listed on The New York Stock Exchange, The American Stock Exchange or quoted on NASDAQ; and (ii) Executive will not render personal services to any Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof.


     For purposes of this Agreement, "Competing Business" shall mean any business which derives a substantial portion of its revenue from business similar or competitive to that now, or at any time during the Period of Contract Employment, conducted by the Company, in any metropolitan area, city, county or other political subdivision, where the Company presently does business or, at any time during the Period of Contract Employment, will do business.


     If the Executive breaches the agreement contained in this Section, such breach may render the Executive liable to the Company for damages therefor and entitle the Company to enjoin the Executive from making such investment or from rendering such personal services. In addition, the Company shall have the right in such event to enjoin the Executive from disclosing any confidential information concerning the Company to any Competing Business, to enjoin any Competing Business from receiving from the Executive or using such confidential information and/or to enjoin any Competing Business from retaining or seeking to retain any other employees or other associates of the Company.


     11. CONFIDENTIALITY. The Executive hereby covenants and agrees, for a period of five (5) years from the date hereof (the "Restricted Period"), he will not, directly or indirectly, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means or any other confidential information concerning the business or policies of the Company or any subsidiary thereof. The Executive's obligations shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Executive; (iii) is known to the Executive prior to his receipt of such information from the Company or any of its subsidiaries, as evidenced by the Executive's written records;
(iv) is disclosed to the Executive by a third party not under an obligation of confidence to the Company; or (v) is required to be disclosed by law or legal proceeding.


     12. SEVERABILITY, ENFORCEABILITY. In the event that the provisions of the Sections captioned "Competing Business" or "No Solicitation" or "Confidentiality" or any portion thereof, should ever be adjudicated by a court of competent jurisdiction in proceedings to which the Company is a proper party to exceed the time or geographic or other limitations permitted by applicable law, then such provisions will be deemed reformed to the maximum time or other limitations permitted by applicable law, as determined by such court in such action, the parties hereby acknowledging their desire that in such event such action be taken. Without limiting the foregoing, the covenants contained herein will be construed as separate covenants covering their respective subject matters, including, without limitation, with respect to (a) each of the separate cities, counties, metropolitan areas, and each other political subdivision of the United States in which any of the Company or its successors now transact any business or propose to transact business, (b) each business now conducted by the Company or its successors, and (c) the Company and its successors separately. In addition to the above, all provisions of this Agreements are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions or aspects thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion or aspect thereof modified, as set forth above.

     13. GOVERNING LAW. This Agreement is being made and executed in and is intended to be performed in the State of Illinois and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Illinois, without regard to the conflict of laws principles thereof.

     14. ENTIRE AGREEMENT. The obligations of the Company under this Agreement shall be binding on the Company and its successors and assigns. This Agreement and the Option Agreement comprise the entire agreement between the parties hereto relating to the subject matter hereof and, as of the date hereof, supersede, cancel and annul all previous employment agreements between the Company (and/or its predecessors) and the Executive, including without limitation, the COC Plan, as the same may have been amended or modified, and any right of the Executive thereunder, and all agreements executed in connection therewith, and, supersede, cancel and annul all other prior written and oral agreements between the Executive and the Company or any predecessor to the Company. The parties agree that notwithstanding the foregoing, nothing contained herein shall, subject to the provisions set forth in Section 7 hereof, operate to cancel or annul any right of Executive under the plans, programs or agreements set forth on Exhibit A annexed hereto. The terms of this Agreement and the Option Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties acknowledge that the award of Options is a material inducement to Executive in entering into this Agreement with the Company.

     15. DISPUTES. In the event a claim or controversy arises concerning any provision of this Agreement or the performance of this Agreement, such claim or controversy shall be settled by final, binding arbitration in accordance with the Streamlined Arbitration Rules of JAMS, which rules are incorporated herein by reference. All persons nominated to act as arbitrators of such claim or controversy shall be attorneys at law duly licensed to practice before the courts of the state where the arbitration is conducted. The arbitrator(s) shall apply the internal law of the State of Illinois, without regard to the conflict-of-law provisions, and should the arbitrator(s) fail to follow such law, the ruling of the arbitrator(s) can be appealed to the court of general jurisdiction in the state where the arbitration is conducted. The arbitration shall be conducted in the city of Chicago, Illinois. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Discovery may be obtained during such arbitration proceedings to the same extent as authorized in Illinois civil judicial proceedings. The unsuccessful party shall pay the costs of conducting the arbitration. In the event any arbitration proceeding, or any legal action to enforce an arbitration award, is commenced hereunder, the prevailing party shall be entitled to recover its expenses and reasonable attorneys' fees incurred therein from the unsuccessful party.

     16. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party will be effective upon receipt (or refusal of receipt) and will be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid, as follows: if to the Company, addressed to the attention of its Chief Executive Officer at 55 East 59th Street, New York, New York 10022; and if to the Executive, at:


                  Robert J. Walner
                  1889 Cavell Avenue
                  Highland Park, IL  60035


     Either party may change the notice address by notifying the other party in writing.


     17. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Compensation Committee of the Board and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.







GRUBB & ELLIS COMPANY




By:  /s/ BARRY M. BAROVICK                            /s/ ROBERT J. WALNER
     ----------------------                           ------------------------
     Barry M. Barovick                                Robert J. Walner
     Chief Executive Officer and President

                                    EXHIBIT A




1.       Health and welfare plans

2.       Company stock options previously granted to the Executive

3.       Retirement and deferred compensation plans

4.       Executive perquisites and fringe benefits